EXHIBIT B

                                    AGREEMENT


         AGREEMENT made this 22nd day of April, 1998, by and between Anhui Liu An Beer Company Ltd., a Peoples' Republic of China corporation (the "Seller") and Victoria Beverage Company Limited, an Isle of Man corporation (the "Purchaser");

         WHEREAS, the Seller is the owner of a certain number of shares representing the ownership of fifty-five percent (55%) of Anhui Haodun Brewery Co., Ltd. (the "Brewery") (the "Brewery Stock"); and

         WHEREAS,  Seller wishes to sell the Brewery  Stock to  Purchaser;

         NOW, THEREFORE, in consideration of the premises and promises contained herein the signatory parties agree hereto as follows:

         1. Seller herewith and hereby sells to Victoria the Brewery Stock and Victoria herewith and hereby purchases the Brewery Stock from the Seller;

         2. The purchase price for the Brewery Stock is and shall be US$10,500,000 which sum shall be due and payable to the Seller within sixty (60) days of the date of this Agreement and shall be payable, at the option of Victoria in funds, securities or evidence of indebtedness.

         3. The Seller represents and warrants that they are authorized to enter into this agreement and that they are the owners of the Brewery Stock, the transference of which pursuant to this Agreement is not violative of any law or governmental edict.

         4. Victoria represents and warrants that it is authorized to enter into this Agreement.

         5. Seller represents and warrants that the Brewery has total assets of approximately US14,200,000 and total gross liabilities not exceeding US$8,700,000 and the total net shareholders equity is approximately US$5,500,000. The Seller further represents and warrants that the Brewery is, in the last twelve (12) months passed, had total gross revenues of approximately US$15,500,000 and its net profit therefrom was approximately US$1,750,000.

         6. This Agreement shall be construed under the laws of the State of New York.

         7. This Agreement may be signed in one or more counterparts.

         IN WITNESS WHEREOF, the parties have set their hands and seal the first day, month and year above written.

         VICTORIA BEVERAGE COMPANY LIMITED        ANHUI LIU AN BEER COMPANY LTD.


         By:    /s/ Si Yi Zhong
         ---------------------------------
         Si Yi Zhong, President


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